Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-45673) pertaining to the American Greetings Retirement Profit Sharing and Savings Plan of our report dated June 24, 2008, with respect to the financial statements as of December 31, 2007 of the American Greetings Retirement Profit Sharing and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Cleveland, Ohio

June 24, 2009